MUNCY COLUMBIA FINANCIAL CORPORATION 8-K

Exhibit 99.1

Press Release – For Immediate Release

February 13, 2024

Muncy Columbia Financial Corporation Declares Dividend and Reports Fourth Quarter 2023 Earnings

Bloomsburg, PA – Muncy Columbia Financial Corporation (“Corporation”) (OTCQX: CCFN), parent company of Journey Bank (”Bank”), has released its unaudited financial statements for the fourth quarter of 2023.

Merger with Muncy Bank Financial, Inc.

On April 18, 2023, CCFNB Bancorp, Inc. (“CCFNB”) and Muncy Bank Financial, Inc. (“MBF”) jointly announced the signing of a definitive merger agreement to combine the two companies in a strategic merger of equals. Effective November 11, 2023, the merger was completed. Under the terms of the Merger Agreement, (i) MBF merged with and into CCFNB, with CCFNB being the surviving entity, and (ii) The Muncy Bank & Trust Company merged with and into CCFNB's wholly-owned banking subsidiary, First Columbia Bank & Trust Co. ("First Columbia Bank"), with First Columbia Bank being the surviving bank (the "Mergers"). In connection with the Mergers, CCFNB changed its name to Muncy Columbia Financial Corporation and First Columbia Bank changed its name to Journey Bank.

At the effective time of the merger, MBF’s shareholders received a fixed exchange ratio of 0.9259 shares of the Corporation’s common stock for each MBF common share they owned, except to the extent of cash received for fractional shares at $41.47 per share. Total purchase consideration was $55,101,000, including common stock with a fair value of $55,092,000 and cash of $9,000 paid for fractional shares. Holders of MBF common stock prior to the consummation of the merger held approximately 41.7% of the Corporation’s common stock outstanding immediately following the merger.

In connection with the acquisition, effective November 11, 2023, the Corporation recorded goodwill of $17.7 million and a core deposit intangible asset of $12.1 million. Assets acquired included gross loans valued at $504.1 million, available-for-sale debt securities valued at $93.0 million, bank-owned life insurance valued at $17.8 million and premises and equipment, net, valued at $14.9 million. Liabilities assumed included deposits valued at $521.3 million and borrowings valued at $105.5 million. The fair value adjustments made to the acquired assets and liabilities of MBF are considered preliminary at this time and are subject to change as the Corporation finalizes its fair value determinations. The assets purchased and liabilities assumed in the acquisition were recorded at their preliminary estimated fair values at the time of closing and may be adjusted for up to one year subsequent to the acquisition.

For the year-ended December 31, 2023, the Corporation incurred pre-tax merger-related expenses related to the MBF transaction of $3.0 million, including expenses totaling $1.8 million in the fourth quarter 2023. Merger-related expenses include voluntary severance and similar expenses as well as expenses related to conversion of MBF’s core banking system into the Corporation’s core system and legal and other professional expenses. Also during the fourth quarter 2023, the Corporation recorded a one-time provision for credit losses of $2.9 million for acquired non-Purchase Credit Deteriorated (“PCD”) loans (also known as the “CECL Credit Double Count”).

Dividend Declared and Unaudited Financial Information

On February 13, 2024, the Corporation’s Board of Directors declared a regular quarterly cash dividend of $0.44 per share, which represents an increase of $0.01 per share compared to the last quarterly dividend of $0.43 per share. The dividend is payable on March 14, 2024 to shareholders of record as of February 27, 2024. Highlights related to the Corporation’s fourth quarter 2023 unaudited results are presented below.

Net loss, as reported under accounting principles generally accepted in the United States of America (“GAAP”), for the quarter-ended December 31, 2023, was $1,186,000 compared to net income of $2,595,000 for the same period in 2022. Net income, as reported under GAAP, for the year -ended December 31, 2023 was $3,387,000 compared to $9,514,000 for the same period in 2022. Net income for the quarter and year-ended December 31, 2023 was significantly impacted by merger related expenses, as described in further detail in the Merger with Muncy Bank Financial, Inc. section above. Earnings per share, basic and diluted, for the quarters-ended December 31, 2023 and 2022 were ($0.41) and $1.25, respectively. Earnings per share, basic and diluted, for the years-ended December 31, 2023 and 2022 were $1.49 and $4.58, respectively. Return on average assets and return on average equity were (0.35%) and (3.95%) for the quarter-ended December 31, 2023 as compared to 1.00% and 10.45% for the same period of 2022.

The fully-tax equivalent net interest margin on interest earning assets and liabilities was 2.34% and 2.55% at December 31, 2023 and 2022, respectively.

Total consolidated assets amounted to $1.6 billion at December 31, 2023 as compared to $944.0 million at December 31, 2022. Changes from December 31, 2022 to December 31, 2023 were primarily driven by the Corporation’s merger with Muncy Bank Financial, Inc. on November 11, 2023.

The Corporation invests in various forms of agency debt including mortgage-backed securities and callable agency debt. The fair value of these securities is influenced by market interest rates, prepayment speeds on mortgage securities, bid to offer spreads in the market place and credit premiums for various types of agency debt. These factors change continuously and therefore the fair market value of these securities may be higher or lower than the Corporation’s carrying value at any measurement date. The temporary impact on investment securities will also affect stockholders’ equity as these fluctuations are recorded through accumulated other comprehensive income (loss). For the year-ended December 31, 2023, the temporary impact of these unrealized losses on the stockholders’ equity amounted to a reduction of $15.0 million. The Corporation does not consider its debt securities to be credit impaired since it has both the intent and ability to hold the securities until a recovery of its amortized cost basis, which may be maturity, and the decline in fair value is deemed to be as a result of increases in interest rates and not credit factors.

Total stockholders’ equity equated to a book value per share of $43.08 at December 31, 2023 as compared with $41.34 at December 31, 2022. For the year-ended December 31, 2023 cash dividends of $1.71 per share were paid to stockholders as compared to $1.67 for the same period of 2022. The Corporation remains well capitalized, with an equity to assets ratio of 9.38% as of December 31, 2023 and 9.10% at December 31, 2022.

About Muncy Columbia Financial Corporation

Muncy Columbia Financial Corporation ("MCFC") is a registered financial holding company headquartered in Bloomsburg, Pennsylvania. MCFC has one subsidiary bank, Journey Bank, serving individuals, families, nonprofits and business clients throughout Clinton, Columbia, Lycoming, Montour, Northumberland and Sullivan Counties through 22 banking offices.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of current or historical fact and involve substantial risks and uncertainties. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "plans," "projects," "may," "will," "should," and other similar expressions can be used to identify forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements include, but are not limited to the following: costs or difficulties related to integration following the merger; the risk that the anticipated benefits, cost savings and other savings from the merger may not be fully realized or may take longer than expected to realize; potential impairment to the goodwill recorded in connection with the merger; changes in general economic trends, including inflation and changes in interest rates; our ability to manage credit risk; our ability to maintain an adequate level of allowance for credit loss on loans; increased competition; changes in consumer demand for financial services; our ability to control costs and expenses; fluctuations in the values of securities held in our securities portfolio, including as a result of changes in interest rates; our ability to successfully manage liquidity risk; adverse developments in borrower industries and, in particular, declines in real estate values; the concentration of large deposits from certain customers who have balances above current FDIC insurance limits; changes in and compliance with federal and state laws that regulate our business and capital levels; our ability to raise capital as needed; and any other risks described in the “Risk Factors” sections of reports filed by the Corporation with the Securities and Exchange Commission. We do not undertake, and specifically disclaim, any obligation to publicly revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law. Accordingly, you should not place undue reliance on forward-looking statements.

Muncy Columbia Financial Corporation

Consolidated Balance Sheets

	December 31,
(In Thousands, Except Share and Per Share Data) (Unaudited)	2023	2022
ASSETS
Cash and due from banks	$14,614	$9,750
Interest-bearing deposits in other banks	3,763	3,333
Federal funds sold	—	1
Total cash and cash equivalents	18,377	13,084

Interest-bearing time deposits	979	—
Available-for-sale debt securities, at fair value	413,302	341,051
Marketable equity securities, at fair value	1,295	1,077
Restricted investment in bank stocks, at cost	10,394	3,223
Loans held for sale	366	4,568

Loans receivable	1,068,429	527,729
Allowance for credit losses	(9,302)	(7,279)
Loans, net	1,059,127	520,450

Premises and equipment, net	27,569	12,514
Foreclosed assets held for sale	170	—
Accrued interest receivable	5,362	2,222
Bank-owned life insurance	40,209	21,859
Investment in limited partnerships	5,828	3,745
Deferred tax asset, net	12,634	8,377
Goodwill	25,609	7,937
Core deposit intangible, net	11,895	—
Other assets	6,663	3,907
TOTAL ASSETS	$1,639,779	$944,014

LIABILITIES
Interest-bearing deposits	$884,654	$500,480
Noninterest-bearing deposits	266,015	181,845
Total deposits	1,150,669	682,325

Short-term borrowings	252,532	171,741
Long-term borrowings	70,448	24
Accrued interest payable	2,358	187
Other liabilities	9,947	3,795
TOTAL LIABILITIES	1,485,954	858,072

STOCKHOLDERS' EQUITY
Common stock, par value $1.25 per share; 15,000,000 shares authorized;
issued 3,834,976 and outstanding 3,570,276 at December 31, 2023;
issued 2,343,835 and outstanding 2,079,135 at December 31, 2022	4,794	2,930
Additional paid-in capital	83,343	30,030
Retained earnings	90,514	90,156
Accumulated other comprehensive loss	(15,036)	(27,384)
Treasury stock, at cost; 264,700 shares at December 31, 2023 and 2022	(9,790)	(9,790)
TOTAL STOCKHOLDERS' EQUITY	153,825	85,942
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,639,779	$944,014

Muncy Columbia Financial Corporation

Consolidated Statements of Income

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
(In Thousands, Except Share and Per Share Data) (Unaudited)	2023	2022	2023	2022
INTEREST AND DIVIDEND INCOME
Interest and fees on loans:
Taxable	$12,024	$5,571	$30,885	$20,604
Tax-exempt	295	215	969	675
Interest and dividends on investment securities:
Taxable	1,389	1,234	5,030	4,321
Tax-exempt	519	92	917	185
Dividend and other interest income	96	54	318	198
Federal funds sold	—	5	1	20
Deposits in other banks	58	123	227	385
TOTAL INTEREST AND DIVIDEND INCOME	14,381	7,294	38,347	26,388

INTEREST EXPENSE
Deposits	2,665	484	4,964	1,773
Short-term borrowings	2,871	1,356	9,119	2,286
Long-term borrowings	588	1	1,002	2
TOTAL INTEREST EXPENSE	6,124	1,841	15,085	4,061

NET INTEREST INCOME	8,257	5,453	23,262	22,327

Provision (credit) for credit losses - loans	3,148	(450)	2,554	(1,810)
(Credit) provision for credit losses - off balance sheet credit exposures	(34)	—	(33)	—
TOTAL PROVISION (CREDIT) FOR CREDIT LOSSES	3,114	(450)	2,521	(1,810)

NET INTEREST INCOME AFTER PROVISION (CREDIT) FOR CREDIT LOSSES	5,143	5,903	20,741	24,137

NON-INTEREST INCOME
Service charges and fees	578	541	2,094	2,117
Gain on sale of loans	83	47	276	478
Earnings on bank-owned life insurance	168	332	503	652
Brokerage	211	149	636	597
Trust	272	240	885	845
(Gains) losses on marketable equity securities	146	22	(119)	(37)
Realized losses on available-for-sale debt securities, net	—	—	—	(1,236)
Interchange fees	545	435	1,839	1,720
Other non-interest income	264	242	1,007	935
TOTAL NON-INTEREST INCOME	2,267	2,008	7,121	6,071

NON-INTEREST EXPENSE
Salaries and employee benefits	4,311	2,527	11,618	10,406
Occupancy	422	469	1,391	1,476
Furniture and equipment	524	486	2,070	1,757
Pennsylvania shares tax	131	(109)	365	412
Professional fees	653	476	1,638	1,390
Director's fees	99	76	326	314
Federal deposit insurance	151	67	478	262
Telecommunications	80	77	323	351
Automated teller machine and interchange	119	132	340	338
Merger-related expenses	1,822	—	3,028	—
Other non-interest expense	851	837	2,533	2,362
TOTAL NON-INTEREST EXPENSE	9,163	5,038	24,110	19,068

(LOSS) INCOME BEFORE INCOME TAX PROVISION	(1,753)	2,873	3,752	11,140
INCOME TAX (CREDIT) PROVISION	(567)	278	365	1,626
NET (LOSS) INCOME	$(1,186)	$2,595	$3,387	$9,514

(LOSS) EARNINGS PER SHARE - BASIC AND DILUTED	$(0.41)	$1.25	$1.49	$4.58
WEIGHTED AVERAGE SHARES OUTSTANDING	2,873,775	2,078,705	2,279,808	2,078,218

	At or 3 Months Ended (Unaudited)

(Dollars in Thousands, Except Per Share Data)	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022

Operating Highlights

Net (loss) income	$(1,186)	$1,171	$1,462	$1,940	$2,595
Net interest income	8,257	4,891	4,913	5,201	5,453
Provision (credit) for credit losses	3,114	(168)	(16)	(409)	(450)
Non-interest income	2,267	1,522	1,706	1,626	2,008
Non-interest expense	9,163	5,273	4,857	4,817	5,038

Balance Sheet Highlights

Total assets	$1,639,779	$957,580	$960,080	$955,030	$944,014
Loans, net and loans held for sale	1,059,493	556,862	544,593	535,843	525,018
Intangibles	37,504	7,937	7,937	7,937	7,937
Total deposits
Noninterest-bearing	$266,015	$165,888	$175,521	$178,438	$181,845
Savings	204,968	155,750	157,833	166,231	171,462
NOW	251,953	146,944	152,358	151,191	152,656
Money Market	103,602	41,521	44,341	51,846	51,850
Time Deposits	324,131	130,472	128,430	127,670	124,512
Total interest-bearing deposits	884,654	474,687	482,962	496,938	500,480
Core deposits*	826,538	510,103	530,053	547,706	557,813

Selected Ratios

Fully tax-equivalent net interest margin (YTD)	2.34%	2.29%	2.32%	2.41%	2.55%
Annualized return on average assets	-0.35%	0.63%	0.71%	0.82%	1.00%
Annualized return on average equity	-3.95%	6.78%	7.63%	8.94%	10.45%

Capital Ratios - Journey Bank

Common equity tier I capital ratio	13.52%	18.80%	18.96%	18.94%	18.88%
Tier 1 capital ratio	13.52%	18.80%	18.96%	18.94%	18.88%
Total risk-based capital ratio	14.49%	19.91%	20.11%	20.10%	20.13%
Leverage ratio	8.03%	10.58%	10.65%	10.62%	10.52%

Asset Quality Ratios

Non-performing assets	$4,475	$2,659	$2,562	$2,808	$2,654
Allowance for credit losses - loans	9,302	6,094	6,278	6,288	7,279
Allowance for credit losses to total loans	0.87%	1.09%	1.14%	1.16%	1.37%
Allowance for credit losses to non-performing assets	207.87%	244.81%	245.04%	223.91%	274.33%

Per Share Data

(Loss) earnings per share	$(0.41)	$0.56	$0.71	$0.93	$1.25
Dividend declared per share	0.43	0.43	0.43	0.42	0.42
Book value	43.08	42.50	43.44	44.52	41.34
Common stock price:
Bid	$34.50	$34.59	$37.57	$40.05	$45.00
Ask	37.17	35.00	43.00	42.50	51.00
Weighted average common shares	2,873,775	2,080,109	2,079,649	2,079,135	2,078,705

* Core deposits are defined as total deposits less time deposits